Exhibit 99.1

FOR IMMEDIATE RELEASE Monday, November 15, 2010	SYMBOL: LANC TRADED: Nasdaq
LANCASTER COLONY INCREASES CASH DIVIDEND; AUTHORIZES SHARE REPURCHASES;
REELECTS TWO DIRECTORS AND ELECTS ONE NEW DIRECTOR
COLUMBUS, Ohio, Nov. 15 — Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has declared a quarterly cash dividend of 33 cents per share on the company’s common stock, marking 48 consecutive years of increasing regular cash dividends. Lancaster Colony is one of only 17 U.S. companies to have increased cash dividends each year for 48 years. The dividend will be payable December 31, 2010 to shareholders of record on December 10, 2010. As of the record date for today’s annual shareholder meeting, there were 27,992,229 common shares outstanding.
The board also authorized the repurchase of an additional two million shares of the company’s common stock as part of an ongoing stock repurchase program. Currently, the company has approximately 104,000 shares remaining under a previous repurchase authorization.
Voting at the annual meeting, shareholders reelected two incumbent directors. They are Alan F. Harris, retired executive vice president and chief marketing and customer officer of Kellogg Company, and Zuheir Sofia, chairman, president and CEO of Business Bank of Florida and chairman of Sofia & Company, Inc. Shareholders also elected to the board of directors Kenneth L. Cooke, director, executive vice president and chief operating officer of Intermedix Corporation, replacing Henry M. O’Neill, Jr., who is retiring after serving as a director for the past 34 years. The company’s Amended and Restated 2005 Stock Plan was also approved by shareholders.
John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, “The dividend reflects the company’s continued strong financial position and will be the 190th consecutive quarterly cash dividend paid by the company since September 1963.” He noted that the indicated annual payout for the current fiscal year ending June 30, 2011 is $1.29 per share, up from the $1.18 1/2 per share paid in fiscal 2010.
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PAGE 2 — LANCASTER COLONY INCREASES CASH DIVIDEND
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements. More detailed statements regarding significant events that could affect our financial results are included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and are available on our website at www.lancastercolony.com.
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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO Lancaster Colony Corporation Phone: 614/224-7141 -or- Investor Relations Consultants, Inc. Phone: 727/781-5577 or E-mail: lanc@mindspring.com